Exhibit 10.6

FORM OF

NOTE CONVERSION AGREEMENT

THIS NOTE CONVERSION AGREEMENT (the “Agreement”) is made as of __________, 2021 by and between Fourth Wave Energy, Inc., a Nevada corporation (the “Company”), and ___________________ (the “Holder”). The Company and Holder are hereinafter each called a “Party” and together, the “Parties”.

RECITALS

A.                Holder is the owner of that certain Promissory Note of the Company dated _________________ in the original principal amount of ___________(the “Note”).

B.                 The Company expects to execute a definitive merger agreement with EdgeMode, Inc., a Wyoming corporation (“EdgeMode”) on or before December 31, 2021 (the “Signing Date Deadline”) and to complete and close the merger contemplated thereby (the “Merger”) on or before January 31, 2022 (the “Closing Date Deadline”).

C.                 Subject to the Company’s satisfaction of the Signing Date Deadline and the Closing Date Deadline, Holder has agreed to convert the Note, in accordance with the terms hereof, no later than the closing date for the merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Holder agree as follows:

1.                  Conversion. Subject to the Company’s satisfaction of the Signing Date Deadline and the Closing Date Deadline, Holder hereby agrees to convert the principal amount outstanding on the Note and all accrued interest due thereunder into common stock of the Company (the “Conversion Shares”) on or before the closing date of the Merger in accordance with the conversion terms of the Note.

2.                  Representations by Holder. Holder hereby represents and warrants to the Company that:

(a)                The execution, delivery and performance by Holder of this Agreement has been duly authorized by all necessary action on the part of Holder.

(b)               The execution, delivery and performance of this Agreement does not and will not violate any law, rule, regulation or order applicable to Holder, including without limitation the laws under which it is organized, and does not and will not be in conflict with, result in the breach of, or constitute a default under, any agreement, instrument, or other document to which Holder is a party or by which it or its property is bound.

(c)                Holder has good title to and is the sole legal and beneficial owner of the Note free and clear of all liens, encumbrances, adverse claims, options and rights of others.

(d)               Holder understands the Conversion Shares will be issued without registration under the Securities Act of 1933, as amended (the “Act”) in reliance upon an exemption pursuant to Section 4(a)(2) of the Act and the representations made by Holder herein.

1

(e)                Holder (i) has (either independently or in conjunction with its advisors and representatives) such knowledge, sophistication and experience in the Company’s and EdgeMode’s business and financial matters that it is capable of evaluating the merits and risks of an investment in the Conversion Shares, (ii) is aware of the economic risks of an investment in the Conversion Shares and can bear the economic risk of an investment in the Conversion Shares, (iii) will be acquiring the Conversion Shares for investment for Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, (iv) has no present intention of selling, granting any participation in, or otherwise distributing such Conversion Shares, and (v) does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Conversion Shares.

(f)                 Holder is familiar with the business and operations of the Company and EdgeMode and has had the opportunity to ask questions of the management of the Company and to receive satisfactory answers to such questions.

3.        Representations by the Company. The Company hereby represents and warrants to Holder that:

(a)               The execution, delivery and performance by the Company of this Agreement and the issuance and delivery of the Conversion Shares upon conversion of the principal of and interest on the Note have been duly authorized by all necessary action on the part of the Company.

(b)               When issued to Holder in accordance with the terms of this Agreement, the Conversion Shares will be duly and validly authorized and issued, fully paid and non-assessable.

(c)               The execution, delivery and performance of this Agreement does not and will not violate any law, rule, regulation or order applicable to the Company, including without limitation the law under which it is organized, and does not and will not be in conflict with, result in the breach of, or constitute a default under, any agreement, instrument, or other document to which the Company is a party or by which it or its property is bound.

4.                   Governing Law; Jurisdiction; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of law principles. THE PARTIES HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK, SITTING IN NEW YORK, NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OF SUCH COURTS OR THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

5.                  Severability. In the event that any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

6.                  Merger. The Parties hereto agree that this Agreement constitutes the complete and exclusive statement of the terms and conditions between the Parties covering the subject matter hereof, supersedes all prior agreements and understandings concerning such subject matter, whether oral or written, and cannot be amended except in writing executed by an authorized representative of each Party.

7.                  Counterparts. Any number of counterparts of this Agreement may be executed and each such executed counterpart shall be deemed an original and all such counterparts taken together shall be a single instrument. This Agreement, to the extent signed and delivered by means of a facsimile machine or electronic mail, shall be treated in all manners and respects and for all purposes as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first written above.

Fourth Wave Energy, Inc.,

a Nevada corporation

By: _________________________________

Name: J. Jacob Isaacs

Title: Chief Executive Officer

Holder

________________________

(Name of Holder)

By: _________________________________

Name: _________________________________

Title: _________________________________